Exhibit 21

                     SUBSIDIARIES OF ARCH CHEMICALS, INC.1
                            (as of December 31, 1999)


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                                                                        PERCENTAGE OF DIRECT/
                                                                      INDIRECT OWNERSHIP BY
                                                  JURISDICTION       ARCH OF VOTING SECURITIES
                   SUBSIDIARY                    WHERE ORGANIZED
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
Arch Asia Holdings, Ltd.                 Republic of Mauritius                 100%
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Arch Benefits Management, Inc.           Delaware                              100%
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Arch Chemicals B.V.                      The Netherlands                       100%
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Arch Chemicals Canada, Inc.              Canada                                100%
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Arch Chemicals Far East, Limited         Delaware                              100%
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Arch Chemicals GmbH                      Germany                               100%
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Arch Chemicals (Hong Kong) Limited       Hong Kong                             100%
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Arch Chemicals Japan, Inc.               Japan                                 100%
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Arch Chemicals Limited                   United Kingdom                        100%
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Arch Chemicals NV                        Belgium                               100%
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Arch Chemicals S.A.                      France                                100%
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Arch Chemicals S.R.L.                    Italy                                 100%
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Arch Chemicals Singapore Pte Ltd         Singapore                             100%
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Arch Chemicals Specialty Products, Inc.  Delaware                              100%
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Arch Chemicals (Suzhou) Co., Ltd.        People's Republic of China            100%
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Arch Electronic Chemicals NV             Belgium                               100%
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Arch Electronic Chemicals, Inc.          Pennsylvania                          100%
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Arch Export Trading Corporation          Barbados                              100%
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Arch Kimya A.S.                          Turkey                                 98.85%
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Arch Overseas Finance N.V.               Belgium                               100%
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Arch Quimica Brasil Ltda.                Brazil                                100%
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Arch Semiconductor Chemicals GmbH        Germany                               100%
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Arch Semiconductor Chemicals Limited     United Kingdom                        100%
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Arch Semiconductor Chemicals S.A.        France                                100%
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Arch Specialty Chemicals, Inc.           Delaware                              100%
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Doe Run Gas Marketing Company            Kentucky                              100%
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Doe Run Gas Transmission Company         Kentucky                              100%
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Etoxyl, C.A.2                            Venezuela                             100%
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Hydrochim S.A.                           France                                100%
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Hydromen Espana, S.L.                    Spain                                 100%
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Superior Pool Products, Inc.             Delaware                              100%
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

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1  There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
2  Name to be changed to Arch Quimica Andina.